UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2018

ACTINIUM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52446	74-2963609
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Madison Avenue, 7th Floor New York, NY	10016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 677-3870

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01         Entry into a Material Agreement.

On February 15, 2018, Actinium Pharmaceuticals, Inc. (the “Company”) announced that it is commencing a rights offering to its stockholders and certain participating warrant holders (“Rights Offering”). Pursuant to the Rights Offering, the Company has distributed, at no charge to holders of record of the Company’s common stock and certain participating warrants as of February 14, 2018 (the “Record Date”), non-transferable subscription rights to purchase up to an aggregate of 35,714,285 units at a subscription price per unit of $0.70, all as set forth in a prospectus supplement filed on February 15, 2018 with the Securities and Exchange Commission (the “Prospectus Supplement”). As set forth in the Prospectus Supplement, the subscription rights will be exercisable for up to an aggregate of $25.0 million of units, subject to increase at the discretion of the Company, with aggregate participation to be allocated among holders on a pro rata basis if in excess of that threshold.

Each unit will consist of one share of common stock, 0.25 series A warrants (“Series A Warrant”) and 0.75 series B warrants (“Series B Warrant”). Each whole Series A Warrant and each whole Series B Warrant will be exercisable for one share of common stock. The Series A Warrants will have a term of 12 months from the date of issuance and will be exercisable at a price of $0.90. The Series B Warrants will have a term of 30 months from the date of issuance and will have an exercise price of $1.10. The Series A Warrants and Series B Warrants will be issued in registered form under a warrant agent agreement with Action Stock Transfer Corporation as warrant agent (the “Warrant Agent Agreement”).

Holders who fully exercise their basic subscription rights will be entitled, if available, to subscribe for an additional amount of units that are not purchased by other holders, on a pro rata basis and subject to the $25.0 million aggregate offering threshold and other ownership limitations. The subscription rights are non-transferrable and may only be exercised during the anticipated subscription period of Thursday, February 15, 2018 through 5:00 PM ET on Friday, March 2, 2018, unless extended as set forth in the Prospectus Supplement. In connection with the Rights Offering, the Company entered into a Dealer-Manager Agreement (the “Agreement”) with Maxim Group LLC (“Maxim”).

In connection with the Rights Offering, the Company will be delivering to its stockholders and participating warrant holders of record certain subscription documents and instructions, including a non-transferable subscription rights certificate (“Subscription Rights Certificate”), instructions as to the use of subscription rights certificates (“Instructions”), a letter to stockholders who are record holders (“Stockholder Letter”), a letter to brokers, dealers, banks and other nominees (“Broker Letter”), a letter to clients who are beneficial owners (“Client Letter”), a beneficial owner election form (“Election Form”), a nominee holder certification (“Holder Certification”), and a notice of important tax information (“Tax Information”).

Dealer Manager Services

Pursuant to the Agreement, the Company engaged Maxim as the exclusive dealer-manager in connection with the Rights Offering. Under the terms and subject to the conditions contained in the Agreement, Maxim will provide marketing assistance and advice in connection with Rights Offering, respond to requests for information and materials relating to the Rights Offering in coordination with the information agent and, in accordance with customary practice, solicit the exercise of the subscription rights and subscriptions for the Rights Offering and enter into selected dealer agreements with other registered broker-dealers in connection with the Rights Offering.  As compensation for its dealer manager services, the Company will pay to Maxim a cash fee of 7.0% of the proceeds of the Rights Offering, plus $85,000 for legal expenses.

The sale by the Company of the shares and warrants in the Rights Offering and the Agreement in general is subject to customary closing conditions, including the absence of any material adverse effect on the business, general affairs, management, financial position, stockholders’ equity or results of operations of the Company.

Pursuant to the Agreement, the Company has also agreed to indemnify Maxim and its affiliates against certain liabilities arising under the Securities Act of 1933, as amended. Maxim will not underwrite and is not otherwise obligated to purchase any of the securities to be issued in the Rights Offering and does not make any recommendation with respect to such securities.

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If all of the units are sold, the Company expects the net proceeds from the offering to be approximately $23 million, after deducting dealer manager commissions, fees and estimated offering expenses.

A copy of the Agreement, and the forms of Warrant Agent Agreement, Series A Warrant, Series B Warrant, Subscription Rights Certificate, Instructions, Stockholder Letter, Broker Letter, Client Letter, Election Form, Holder Certification, and Tax Information are attached hereto as Exhibits 1.1, 4.1, 4.2. 4.3, 4.4, 99.1, 99.2, 99.3, 99.4, 99.5, 99.6, and 99.7, respectively, and are incorporated herein by reference. The foregoing descriptions of such documents are not complete and are qualified in their entirety by reference to such exhibits.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

1.1	Dealer-Manager Agreement, dated February 15, 2018, between Maxim Group LLC and Actinium Pharmaceuticals, Inc.
4.1	Form of Warrant Agency Agreement between Action Stock Transfer Corporation and Actinium Pharmaceuticals, Inc.
4.2	Form of Series A Warrant
4.3	Form of Series B Warrant
4.4	Form of Non-Transferable Subscription Rights Certificate
5.1	Legal Opinion of The Matt Law Firm, PLLC
23.1	Consent of The Matt Law Firm, PLLC (included in Exhibit 5.1)
99.1	Form of Instructions As To Use of Subscription Rights Certificates
99.2	Form of Letter To Stockholders Who Are Record Holders
99.3	Form of Letter To Brokers, Dealers, Banks and Other Nominees
99.4	Form of Letter to Clients Who Are Beneficial Owners
99.5	Form of Beneficial Owner Election Form
99.6	Form of Nominee Holder Certification
99.7	Form of Notice of Important Tax Information

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 15, 2018	ACTINIUM PHARMACEUTICALS, INC.

	By:	/s/ Sandesh Seth
	Name:	Sandesh Seth
	Title:	CEO & Chairman

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